UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)   October 8, 2009

APPLIED NEUROSOLUTIONS, INC.
(Exact name of Registrant as Specified in its Charter)

  Delaware                                   001-13835                                  39-1661164
 (State or Other Jurisdiction     (Commission file Number)    (IRS Employer
       of  Incorporation)                                                           Identification No.)

    50 Lakeview Parkway, Suite 111, Vernon Hills, IL                               60061
(Address of Principal Executive Offices)                                             (Zip Code)

Registrant’s telephone number, including area code (847) 573-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7                      Regulation FD

Item 7.01                      Regulation FD Disclosure

On October 8, 2009, the Registrant issued a press release updating previously disclosed promising results for a blood-based test for Alzheimer’s disease.  The press release also announced the Registrant’s website had been updated, including the Registrant’s corporate presentation.

Exhibits.

99.1           Press Release dated October 8, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 8th day of October 2009.
                APPLIED NEUROSOLUTIONS, INC.

                By:       /s/    David Ellison
                Name:  David Ellison
                Title: Chief Financial Officer

EXHIBIT 99.1

Applied NeuroSolutions Updates Promising Results for a Blood-Based Test for Alzheimer's Disease

Vernon Hills, IL October 8, 2009 - Applied NeuroSolutions, Inc. (OTCBB:APSN, www.AppliedNeuroSolutions.com), a biotechnology company focused on the development of products for the early diagnosis and treatment of Alzheimer's disease ("AD"), today confirmed, as previously disclosed in July 2009, that it has achieved sufficient analytical sensitivity to detect tau in serum patient samples.  This is a key step in the development of a blood-based test to detect AD at an early stage.  Based on a further analysis of the preliminary data, the Company believes additional development of the assay, including optimization and validation in key patient population groups, is necessary to determine the specific sensitivity and specificity performance of the assay.  The Company is currently raising funds to support continued development and commercialization of this blood-based Alzheimer’s test.

Applied NeuroSolutions, Inc. also announces the Company website has been updated, including a current Corporate Presentation.

About Applied NeuroSolutions:

Applied NeuroSolutions, Inc. (OTC BB:APSN - News) is developing diagnostics and therapeutics to detect and treat Alzheimer's disease (AD) building on discoveries originating from the Albert Einstein College of Medicine.  Applied NeuroSolutions is in a collaboration with Eli Lilly and Company to develop novel therapeutic compounds to treat the progression of AD.  For its diagnostic pipeline, Applied NeuroSolutions is focused on both cerebrospinal fluid (CSF) and serum tests to detect AD at a very early stage.  The CSF based P-Tau 231 test now being offered for use in clinical trials can effectively differentiate AD patients from those with other neurological diseases that have similar symptoms. There is currently no FDA approved diagnostic test to detect AD.  Alzheimer's disease currently afflicts over five million Americans, and the world market for AD therapy is currently estimated to be nearly 30 million patients.  For more information, visit www.AppliedNeuroSolutions.com

This press release contains forward-looking statements about Applied NeuroSolutions. The company wishes to caution the readers of this press release that actual results may differ from those discussed in the forward-looking statements and may be adversely affected by, among other things, the risks associated with new product development and commercialization, clinical trials, intellectual property, regulatory approvals, potential competitive offerings, and access to capital. For further information, please visit the company's website at www.AppliedNeuroSolutions.com, and review the company's filings with the Securities and Exchange Commission.

Contact:
Applied NeuroSolutions, Inc. 847-573-8000
Craig Taylor, President and CEO
David Ellison, CFO